As filed with the Securities and Exchange Commission on August 6, 2009
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3133088 (I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, CA (Address of Principal Executive Offices)	94545 (Zip Code)
Employee Stock Purchase Plan
(Full title of the plan)
Igor Gonda, Ph.D.
President and Chief Executive Officer
3929 Point Eden Way
Hayward, CA 94545
(510) 265-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

D. Jeffery Grimes Vice President of Legal Affairs, General Counsel & Secretary 3929 Point Eden Way Hayward, CA 94545 (510) 265-9000	John W. Campbell III, Esq. Raymond T. Hum, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 (415) 268-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
	Amount to be	maximum offering	aggregate offering	Amount of
Title of securities to be registered (1)	registered (2)	price per share (3)	price (3)	registration fee
Shares of common stock, no par value per share, authorized for issuance under the Aradigm Corporation’s Employee Stock Purchase Plan	2,500,000	$0.217	$542,500	$30.28

(1)	Includes associated rights (the “Preferred Share Purchase Rights”) to purchase shares of Series A Junior Participating Preferred Stock, without par value per share, of Aradigm Corporation (the “Registrant”). The Preferred Share Purchase Rights are attached to shares of common stock, no par value per share (the “Common Stock”), of the Registrant in accordance with the Amended and Restated Rights Agreement, dated as of September 5, 2008 (the “Rights Agreement”), as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent. The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, no par value per share, of the Registrant that become issuable under the Registrant’s Employee Stock Purchase Plan, as amended (the “Purchase Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the bid and asked price of the Registrant’s common stock on August 3, 2009 as reported on the OTC Bulletin Board.

EXPLANATORY NOTE
     At the 2009 Annual Meeting of Shareholders of Aradigm Corporation (the “Registrant”) held on May 15, 2009, the Registrant’s shareholders approved an amendment to the Registrant’s Employee Stock Purchase Plan (as amended, the “Purchase Plan”) to increase the aggregate number of shares of the Registrant’s common stock authorized for issuance under such plan by 2,500,000 shares to 4,550,000 shares (the “Purchase Plan Amendment”). The Registrant’s Board of Directors previously adopted the Purchase Plan Amendment, subject to shareholder approval, in February 2009.
Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Registrant for the purpose of registering the additional 2,500,000 shares of the Registrant’s common stock authorized for issuance under the Purchase Plan, which additional shares are of the same class as those previously registered on the Registrant’s Registration Statements on Form S-8 filed on November 12, 1996 (Registration No. 333-15947), August 21, 1998 (Registration No. 333-62039), December 6, 1999 (Registration No. 333-92169), August 7, 2000 (Registration No. 333-43152), June 15, 2001 (Registration No. 333-63116), March 29, 2002 (Registration No. 333-85244), July 18, 2003 (Registration No. 333-107157), September 23, 2005 (Registration No. 333-128525) and July 24, 2008 (Registration No. 333-152501) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, except to the extent that any such document is deemed to be “furnished” and not “filed” in accordance with the Commission’s rules and regulations:
(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on March 30, 2009;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Commission on May 12, 2009;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the Commission on August 6, 2009;

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on May 21, 2009 and June 5, 2009;

(e)	the Registrant’s Proxy Statement relating to the 2009 Annual Meeting of Shareholders of the Registrant held on May 15, 2009 filed with the Commission on April 6, 2009;

(f)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, including any amendments or reports filed with the Commission for the purpose of updating such description; and

(g)	the description of the rights under the Amended and Restated Rights Agreement, dated as of September 5, 2008, as amended from time to time, by and between the Registrant and ComputerShare Trust Company, N.A., as Rights Agent, filed as Exhibit 10.33 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2008, including any amendments or reports filed with the Commission for the purpose of updating such description.

          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports or documents, except to the extent that any such document is deemed to be “furnished” and not “filed” in accordance with the Commission’s rules and regulations.
          Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8. Exhibits.
          The following exhibits are filed as part of this Registration Statement on Form S-8:

Exhibit		Filed Herewith or Incorporated by
No.	Description	Reference

5.1	Opinion of Morrison & Foerster LLP	Filed herewith.

23.1	Consent of Morrison & Foerster LLP (included in its opinion filed herewith as Exhibit 5.1)	Filed herewith.

23.2	Consent of Odenberg, Ullakko, Muranishi & Co. LLP	Filed herewith.

24.1	Power of Attorney (included on signature page)	Filed herewith.

99.1	Employee Stock Purchase Plan, as amended.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on the 6th day of August 2009.

ARADIGM CORPORATION

By: Name:	/s/ Igor Gonda Igor Gonda
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Igor Gonda and D. Jeffery Grimes, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Igor Gonda Igor Gonda	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2009

/s/ Nancy E. Pecota Nancy E. Pecota	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2009

/s/ Virgil D. Thompson Virgil D. Thompson	Chairman of the Board and Director	August 6, 2009

/s/ Frank H. Barker Frank H. Barker	Director	August 6, 2009

/s/ John M. Siebert John M. Siebert	Director	August 6, 2009

EXHIBIT INDEX

Exhibit		Filed Herewith or Incorporated by
No.	Description	Reference

5.1	Opinion of Morrison & Foerster LLP	Filed herewith.

23.1	Consent of Morrison & Foerster LLP (included in its opinion filed herewith as Exhibit 5.1)	Filed herewith.

23.2	Consent of Odenberg, Ullakko, Muranishi & Co. LLP	Filed herewith.

24.1	Power of Attorney (included on signature page)	Filed herewith.

99.1	Employee Stock Purchase Plan, as amended.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 21, 2009.